RUBIO’S ADDRESSES IMPACT OF SOUTHERN CALIFORNIA FIRES

CARLSBAD, CA - October 26, 2007 - Dan Pittard, president and CEO of Rubio’s Restaurants, Inc., today issued the following statement:

“As most of you know from news reports, Southern California has been experiencing major fires over the last week. We are very fortunate that all Rubio’s team members at our restaurants and our Restaurant Support Center are safe, though several restaurant team members may have lost homes. Additionally, we are deeply concerned for the communities, friends and families we serve throughout San Diego and all of Southern California who have lost their homes or have been displaced.

While 21 Rubio’s in San Diego and 2 in Orange County were forced to close or modify hours of operation on Monday and Tuesday, all but 6 were fully operational by Wednesday. Two of those that remain non-operational are on closed university campuses, and two others are smaller units in remote locations where the fires have not been contained. We anticipate that 100% of our affected restaurants will be open by Monday, October 29th. Thus far, we have not sustained any structural losses, and our expectation is that our insurance coverage will significantly mitigate the financial loss related to store closures caused by the fires.

The Rubio’s team is especially grateful for the work the fire crews, government officials, and other front-line emergency response personnel have done. Rubio’s has supported local evacuation centers and emergency services personnel with complimentary food in a number of locations including:

o	Qualcomm Stadium
o	Temecula Valley High School evacuation center
o	Vista Hope Church evacuation center
o	Carlsbad - El Camino Staging area and evacuation center
o	Carlsbad High School evacuation center
o	El Toro High School for south Orange County and Fallbrook evacuees
o	Mira Mesa High School evacuation center
o	Del Mar Fairgrounds evacuation center
o	Canyon Steel High School shelter in Rancho San Diego
o	Carmel Mountain Ranch evacuation staging area
o	Ramona firefighters
o	El Cajon evacuation center

We expect to move full-steam ahead into November. Next week, we begin our year-end promotion featuring enchiladas, a perennial guest favorite.  Rubio’s enchiladas feature a signature fire-roasted sauce, specially made with fire-roasted tomatoes, chilies and spices. In addition, Enchiladas a-Go-Go will be added to the Rubio’s a-Go-Go menu, providing large-party solutions for those guests feeding larger business groups or family gatherings.”

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. The first Rubio's® was opened in Mission Bay, a community of San Diego, in 1983 by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to our chargrilled marinated chicken, slow-roasted pork carnitas and carne asada, Rubio's menu features seafood items including grilled mahi mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily. The menu includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, HealthMex® offerings which are lower in fat and calories, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 170 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Forward-looking statements are based on management’s current plans and assumptions and are subject to known and unknown risks and uncertainties, which may cause actual results to differ materially from expectations. You should not place reliance on forward-looking statements. The following are some of the considerations and factors that could materially affect our results: changes in comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and the effects of ever-increasing competition. These and other factors that could materially affect our results can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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